Exhibit 5.1

October 22, 2020

HighPeak Energy, Inc. 421 W. 3rd Street, Suite 1000 Fort Worth, Texas 76102

Re: HighPeak Energy, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to HighPeak Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-1 (File No. 333-248898) (as amended from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to:

a)

the issuance of (i) up to 10,538,188 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that may be issued upon exercise of the Company’s outstanding warrants to purchase one share of Common Stock at an exercise price of $11.50 per share, including (A) 8,976,875 warrants (the “FPA Warrants”) issued pursuant to an Amended and Restated Forward Purchase Agreement (as amended, the “A&R Forward Purchase Agreement”), dated July 24, 2020, by and among the Company, each party designated as a Purchaser on the signature page thereto, HighPeak Energy Partners, LP, a Delaware limited partnership, and solely for the limited purposes specified therein, Pure Acquisition Corp., a Delaware corporation (“Pure”) and governed by the Warrant Agreement and Warrant Amendment and Assignment (each as defined herein), and (B) 1,561,313 warrants (together with the FPA Warrants, the “Existing Warrants,” and the shares of Common Stock issuable upon exercise thereof, the “Warrant Exercise Shares”) issued at the closing of the Company’s business combination (the “business combination”) to the previous holders of Class A common stock, par value $0.0001 per share (“Pure Class A Common Stock”), of Pure and the previous holders of Pure’s public warrants, and governed by the Warrant Agreement and Warrant Amendment and Assignment, and (ii) up to 21,694,762 shares of Common Stock issuable upon settlement of (A) 8,976,875 contingent value rights (the “FPA CVRs”) of the Company issued pursuant to the A&R Forward Purchase Agreement and governed by the Contingent Value Rights Agreement (as defined herein), and (B) 1,232,425 contingent value rights (together with the FPA CVRs, the “Existing CVRs” and the shares of Common Stock issuable upon settlement thereof, the “CVR Settlement Shares”) issued at the closing of the Company’s business combination to holders of Pure Class A Common Stock and governed by the Contingent Value Rights Agreement; and

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Hong Kong Houston London New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

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b)

the offer and sale, from time to time, by the selling securityholders identified in the Registration Statement of an aggregate of (i) 118,412,663 shares of Common Stock, including (A) 8,976,875 shares of Common Stock issued pursuant to the A&R Forward Purchase Agreement (the “FPA Shares”), (B) 8,976,875 shares of Common Stock underlying the FPA Warrants, (C) 19,075,859 shares of Common Stock issuable upon settlement of the FPA CVRs, (D) 76,383,054 shares of Common Stock issued as merger consideration in connection with the closing of the business combination (the “HighPeak Shares”) and (e) 5,000,000 shares of Common Stock issued as merger consideration to the previous holders of shares of Class B common stock, par value $0.0001 per share, of Pure, in connection with the closing of the business combination (together with the FPA Shares and the HighPeak Shares, the “Outstanding Secondary Shares”), (ii) 8,976,875 FPA Warrants and (iii) 8,976,875 FPA CVRs.

The securities described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Securities.”

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the amended and restated certificate of incorporation and the amended and restated bylaws of the Company, (b) the Business Combination Agreement, dated May 4, 2020 (as subsequently amended, the “Business Combination Agreement”), by and among (i) Pure, (ii) the Company, (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and then a wholly owned subsidiary of the Company, (iv) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”), (v) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II”), (vi) HighPeak Energy III, LP, a Delaware limited partnership (“HighPeak III” and, together with HighPeak I and HighPeak II, the “HighPeak Funds”), (vii) HPK Energy, LLC, a Delaware limited liability company and the general partner of HPK Energy, LP, a Delaware limited partnership, and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“HighPeak Acquisition”) and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, (c) the Contingent Value Rights Agreement, dated August 21, 2020, by and among the Company, HighPeak Acquisition, HighPeak I, HighPeak II and Continental Stock Transfer & Trust Company, as rights agent (the “Contingent Value Rights Agreement”), (d) the Amendment and Assignment to Warrant Agreement, dated August 21, 2020, by and between the Company, Pure and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Amendment and Assignment”), related to the amendment and assignment of that certain Warrant Agreement, dated April 12, 2018, by and between Pure and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), (e) the A&R Forward Purchase Agreement, (f) the Escrow Agreement, dated August 21, 2020, by and among the Company, HighPeak Acquisition, HighPeak I, HighPeak II and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agreement”), (g) the Registration Statement and (h) such other certificates, statutes and other instruments and documents that we considered necessary or appropriate for the purpose of rendering the opinions set forth below.

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In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies, (e) the authenticity of the originals of such latter documents, (f) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded and (g) all Securities will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, if any.

We have also assumed that (a) the Warrant Exercise Shares and CVR Settlement Shares will be issued in the manner described in the prospectus included in the Registration Statement and in accordance with the terms of the Contingent Value Rights Agreement, the Escrow Agreement, the Warrant Amendment and Assignment and the Warrant Agreement, (b) all Securities will be duly registered, as applicable, by the registrar for the Securities in the stock register maintained by such registrar and (c) at the time of issuance of any Warrant Exercise Shares or CVR Settlement Shares, (i) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (ii) the Company will have the necessary organizational power and authority to issue the Warrant Exercise Shares or CVR Settlement Shares, as applicable and (iii) the Company will have made available for issuance such number of Warrant Exercise Shares or CVR Settlement Shares, as applicable.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and:

1.

the Warrant Exercise Shares, when issued against payment therefor and delivered upon exercise of the Existing Warrants in accordance with the Warrant Agreement and Warrant Amendment and Assignment will be validly issued, fully paid and non-assessable.

2.

the CVR Settlement Shares subject to issuance in settlement of the Existing CVRs upon their maturity will, when issued and delivered in accordance with the Contingent Value Rights Agreement, be validly issued, fully paid and nonassessable.

3.	the Outstanding Secondary Shares are validly issued, fully paid and non-assessable.

4.

the FPA Warrants are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrant Agreement and the Warrant Amendment and Assignment.

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5.

the FPA CVRs are validly issued, fully paid and nonassessable and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the Contingent Value Rights Agreement.

Our opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. We do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Our opinion that any document or Security is a valid and legally binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Vinson & Elkins L.L.P. in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.